Exhibit (a)(1)(vii)


                          OFFERS TO PURCHASE FOR CASH

       all of the outstanding Class A Restricted Voting Shares, Class B
             Non-Voting Shares, Warrants 2005 and Warrants 2008 of

                       MICROCELL TELECOMMUNICATIONS INC.

                                on the basis of

   Cdn.$29.00 per Class A Restricted Voting Share     Cdn.$9.67 per Warrant 2005
   Cdn.$29.00 per Class B Non-Voting Share            Cdn.$8.89 per Warrant 2008

                                       by

                               TELUS CORPORATION
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|  THE OFFERS WILL BE OPEN FOR ACCEPTANCE UNTIL 9 P.M. (TORONTO TIME) ON JUNE  |
|  22, 2004 (THE "EXPIRY TIME"), UNLESS THE OFFERS ARE EXTENDED OR WITHDRAWN.  |
 ------------------------------------------------------------------------------


                                                              May 17, 2004

To Our Clients:

     Enclosed for your consideration are the Offers to Purchase and Circular dated May 17, 2004, and the related Letter of Acceptance and Transmittal (which, together with any amendments or supplements thereto, collectively, constitute the "Offering Materials"), in connection with the offers (collectively, the "Offers") by TELUS Corporation, a company governed by the laws of British Columbia (the "Offeror"), to purchase all of the issued and outstanding class A restricted voting shares (the "Class A Shares"), class B non-voting shares (the "Class B Shares" and, collectively with the Class A Shares, together with the associated Rights, the "Shares," including Shares issuable upon the exercise of outstanding options, warrants or other conversion or exchange rights other than the Rights), Warrants 2005 (the "Warrants 2005") and Warrants 2008 (the "Warrants 2008" and, collectively with the Warrants 2005, the "Warrants," and together with the Shares, the "Securities"), of Microcell Telecommunications Inc. at a purchase price of Cdn.$29.00 per Class A Share, Cdn.$29.00 per Class B Share, Cdn.$9.67 per Warrant 2005 and Cdn.$8.89 per Warrant 2008, in each case, net to you in cash, without interest, upon the terms and subject to the conditions set forth in the Offering Materials. Capitalized terms used but not defined in this letter have the meanings set forth in the Offering Materials.

     We are the holder of record of Securities for your account. A deposit of such Securities can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Acceptance and Transmittal is furnished to you for your information only and cannot be used by you to deposit Securities held by us for your account.

     We request instructions as to whether you wish us to deposit any or all of the Securities held by us for your account, upon the terms and subject to the conditions set forth in the Offering Materials. Your attention is invited to the following:

         1. The offer price is Cdn.$29.00 per Class A Share, Cdn.$29.00 per Class B Share, Cdn.$9.67 per Warrant 2005 and Cdn.$8.89 per Warrant 2008, in each case, net to you in cash, without interest. On May 14, 2004, the Bank of Canada noon spot exchange rate for Canadian dollars per U.S.$1.00 was Cdn.$1.3925. For example, if you received payment in Canadian dollars and exchanged it for U.S. dollars at that exchange rate, you would have received U.S.$20.83 per Class A Share, U.S.$20.83 per Class B Share, U.S.$6.94 per Warrant 2005 and U.S.$6.38 per Warrant 2008 (excluding any currency exchange fees or commissions). Although the offer prices of Cdn.$29.00 per Class A Share, Cdn.$29.00 per Class B Share, Cdn.$9.67 per Warrant 2005 and Cdn.$8.89 per Warrant 2008 are fixed, the amount you would receive in U.S. dollars with respect to each of the Securities will vary with the Canadian dollar to U.S. dollar exchange rate, which may be higher or lower than Cdn.$1.3925 per U.S.$1.00 at the time of exchange. All amounts payable by us for your Securities under the Offers will be in Canadian currency. If applicable to your situation, you should obtain a current quote of the exchange rate before deciding whether to deposit your Securities.

         2. The Offers are being made for all of the issued and outstanding Securities.

         3. The Offers will be open for acceptance until 9:00 p.m., Toronto time, on June 22, 2004, unless the Offers are extended or withdrawn.

         4. Depositing holders of Securities will not be obligated to pay any brokerage fee or commission to the Dealer Managers, the Depositary or any member of the Soliciting Dealer Group to accept the Offers or, except as otherwise provided in the Letter of Acceptance and Transmittal, stock transfer taxes with respect to the purchase of Securities by the Offeror pursuant to the Offers.

         5. The Class A Offer is subject to certain conditions, including, without limitation, there being validly deposited and not withdrawn, at the Expiry Time, (1) such number of Class A Shares under the Class A Offer which represents at least 66 2/3% of the Class A Shares outstanding; (2) such number of Class B Shares under the Class B Offer which represents at least 66 2/3% of the Class B Shares on a partially-diluted basis (as defined in the Offering Materials); and (3) such number of Securities under the Offers which represents at least 66 2/3% of the Securities on a fully-diluted basis (as defined in the Offering Materials). Each of the Class B Offer and the Warrant Offers are subject to the condition that, at the Expiry Time, Class A Shares have previously been purchased pursuant to the Class A Offer or are then being purchased pursuant to the Class A Offer. Each of the conditions of the Class A Offer, Class B Offer, and Warrant Offers is set forth in Section 4 of the Offers to Purchase, "Conditions of the Offers". Subject to applicable law, the Offeror reserves the right to withdraw any or all of the Offers and not take up and pay for any Securities deposited under such Offer(s) unless each of the conditions to such Offer(s) is satisfied or waived by the Offeror prior to the Expiry Time.

       The Offers are made solely by the Offering Materials and are not being made to, nor will deposits be accepted from or on behalf of, holders of Securities in any jurisdiction in which the making or acceptance of the Offers would not be in compliance with the laws of such jurisdiction.

     If you wish to have us deposit any or all of your Securities, please so instruct us by completing, executing and returning to us the instruction form accompanying this letter. An envelope to return your instructions to us is also enclosed. If you authorize the deposit of your Securities, all such Securities will be deposited unless otherwise specified on the reverse side of this letter. Your instructions should be forwarded to us in ample time to permit us to submit a deposit on your behalf prior to the Expiry Time.

                        INSTRUCTIONS WITH RESPECT TO THE
                          OFFERS TO PURCHASE FOR CASH

        all of the outstanding Class A Restricted Voting Shares, Class B
             Non-Voting Shares, Warrants 2005 and Warrants 2008 of

                       MICROCELL TELECOMMUNICATIONS INC.

                                on the basis of

   Cdn.$29.00 per Class A Restricted Voting Share     Cdn.$9.67 per Warrant 2005
   Cdn.$29.00 per Class B Non-Voting Share            Cdn.$8.89 per Warrant 2008

                                       by

                               TELUS CORPORATION

     The undersigned acknowledge(s) receipt of your letter, the Offers to Purchase and Circular, dated May 17, 2004, and the related Letter of Acceptance and Transmittal (which, together with any amendments or supplements thereto, collectively, constitute the "Offering Materials") in connection with the offers by TELUS Corporation, a company governed by the laws of British Columbia (the "Offeror"), to purchase all of the issued and outstanding class A restricted voting shares (the "Class A Shares"), class B non-voting shares (the "Class B Shares" and, collectively with the Class A Shares, together with the associated Rights (as such term is defined in the Offering Materials), the "Shares," including Shares issuable upon the exercise of outstanding options, warrants or other conversion or exchange rights other than the Rights), Warrants 2005 and Warrants 2008 (collectively, the "Warrants," and together with the Shares, the "Securities"), of Microcell Telecommunications Inc. at a purchase price of Cdn.$29.00 per Class A Share, Cdn.$29.00 per Class B Share, Cdn.$9.67 per Warrant 2005 and Cdn.$8.89 per Warrant 2008, in each case, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offering Materials.

     This will instruct you to deposit to the Offeror the number of Securities indicated below (or, if no number is indicated below, all Securities) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offering Materials.

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Number and Type of Securities to Be Deposited:* _______________________________


Account No.(s): ____________________                    SIGN HERE

Dated:______________________________      ______________________________________

                                          ______________________________________
                                                       Signature(s)

                                          ______________________________________

                                          ______________________________________

                                          ______________________________________

                                          ______________________________________
                                                Print Name(s) and Address(es)

                                          ______________________________________

                                          ______________________________________

                                          ______________________________________
                                              Area Code and Telephone Number(s)

                                          ______________________________________
                                           Taxpayer Identification or Social
                                                     Security Number(s)

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*    Unless otherwise indicated, it will be assumed that all Securities held by us for your account are to be deposited.